UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 20, 2006

NitroMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

125 Spring Street
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

(781) 266-4000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Offer Letters

Argeris Karabelas, Ph.D.

On March 20, 2006, the Company entered into an employment offer letter with Argeris “Jerry” Karabelas (the “Karabelas Agreement”), pursuant to which Dr. Karabelas became the Company’s interim Chief Executive Officer and President. Under the terms of the Karabelas Agreement, Dr. Karabelas will be paid an annual base salary of $361,000, subject to adjustments thereafter as may be determined by NitroMed’s Board of Directors. Additionally, should the Compensation Committee of the Board of Directors approve an annual bonus for fiscal year 2006, Dr. Karabelas may be eligible for a discretionary award of up to 50% of his annualized base salary. The Compensation Committee will determine the annual bonus award based on both individual and corporate performance. Dr. Karabelas further agreed to forego the compensation he previously received as an outside director of NitroMed, including the fees he received for his service as Chairman of the Board of Directors.

The Karabelas Agreement provides that Dr. Karabelas will be granted an option to purchase 225,000 shares of NitroMed’s common stock pursuant to the terms of NitroMed’s Restated 2003 Stock Incentive Plan. The option will vest in 12 equal monthly installments beginning on the first month anniversary of the grant date, subject to Dr. Karabelas’ continued employment at NitroMed. Notwithstanding the foregoing, the option will vest and become immediately exercisable in full in the event of a change of control. The option exercise price is equal to $7.83 per share, which represents the fair market value of a share of NitroMed common stock on the date of the grant of the option as reported on the Nasdaq National Market.

The Karabelas Agreement further provides that Dr. Karabelas will be eligible to participate in any and all bonus and benefit programs that NitroMed establishes and makes available to its employees from time to time, should he meet the requirements for eligibility under the plan documents governing those programs. The Karabelas Agreement also provides that Dr. Karabelas must execute NitroMed’s Invention, Non-Disclosure and Non-Compete Agreement as a condition to his employment.

Kenneth M. Bate

On March 20, 2006, the Company entered into an employment offer letter with Kenneth M. Bate (the “Bate Agreement”), pursuant to which Mr. Bate became the Company’s Chief Operating Officer and Chief Financial Officer. According to the terms of the Bate Agreement, NitroMed agreed to pay Mr. Bate an annual base salary of $300,000, subject to adjustments thereafter as may be determined by the Company’s Board of Directors. Mr. Bate will be entitled to a sign-on bonus of $50,000 should he remain an employee of NitroMed on June 30, 2006. Additionally, should the Compensation Committee of the Board of Directors approve an annual bonus for fiscal year 2006, Mr. Bate may be eligible for a discretionary award of up to 50% of his annualized base salary. The Compensation Committee will determine the annual bonus award based on both individual and corporate performance.

The Bate Agreement provides that Mr. Bate will be granted an option to purchase 540,000 shares of NitroMed’s common stock pursuant to the terms of NitroMed’s Restated 2003 Stock Incentive Plan. The option will vest as follows:  (a) 180,000 shares will vest in equal installments of 15,000 shares during each month of the first 12 months of Mr. Bate’s employment at NitroMed; and (b) 360,000 shares will vest in equal installments of 10,000 shares during each month of the next 36 months of Mr. Bate’s employment, subject to his continued employment with NitroMed. Notwithstanding the foregoing, all then unvested shares described in (a) above will vest and become immediately exercisable in full in the event of a change of control occurring within the first 12 months of employment and all then unvested shares described in (b) above will vest and become immediately exercisable in full in the event of a change of control occurring after the first 12 months of employment. The option exercise price is equal to $7.83 per share, which represents the fair market value of a share of NitroMed common stock on the date of the grant of the option as reported on the Nasdaq National Market.

The Bate Agreement further provides that Mr. Bate will be eligible to participate in any and all bonus and benefit programs that NitroMed establishes and makes available to its employees from time to time, should he meet the requirements for eligibility under the plan documents governing those programs. The Bate Agreement requires that Mr. Bate execute NitroMed’s Invention, Non-Disclosure and Non-Compete Agreement as a condition to his employment.

Copies of the employment offer letters between the Company and each of Dr. Karabelas and Mr. Bate are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing description of the employment offer letters does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2006, NitroMed announced that it had appointed Argeris Karabelas, Ph.D., age 53 to serve as NitroMed’s Chief Executive Officer and President, effective as of March 20, 2006. On March 20, 2006, NitroMed also announced that Dr. Michael D. Loberg was relinquishing his responsibilities as NitroMed’s Chief Executive Officer and President, effective March 20, 2006.

Dr. Karabelas has served as a member of NitroMed’s Board of Directors since January 2002 and as the Chairman of NitroMed’s Board of Directors since August 2003. Since November 2001, he has been a partner in Care Capital LLC, a life sciences investment firm. From June 2000 to November 2001, Dr. Karabelas served as Chairman of Novartis BioVentures Ltd., a private equity firm affiliated with Novartis Pharma A.G., a pharmaceutical company. Dr. Karabelas has also served as Chief Executive Officer of Worldwide Pharmaceuticals for Novartis Pharma AG from December 1997 to October 2001. He is a member of the Scientific Advisory Council of Massachusetts General Hospital and the Visiting Committee for Health Sciences and Technology at Massachusetts Institute of Technology. In addition, Dr. Karabelas serves as a director of Human Genome Sciences, Inc., SkyePharma plc., Acura Pharmaceuticals and Anadys Pharmaceuticals, Inc. Dr. Karabelas holds a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy.

On March 21, 2006, NitroMed announced that it had appointed Kenneth M. Bate age 55 to serve as NitroMed’s Chief Operating Officer and Chief Financial Officer, effective as of March 20, 2006. On March 20, 2006, NitroMed also announced that Dr. Lawrence E. Bloch was relinquishing his responsibilities as NitroMed’s Chief Financial Officer and Chief Business Officer, effective March 20, 2006.

Mr. Bate has served as a director of Coley Pharmaceutical Group since April 2005. From 2002 to January 2005, Mr. Bate held the posts of Executive Vice President, Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc. where he managed commercial operations with responsibility for the company’s two marketed products and was responsible for all financial activities including government affairs, corporate communications and investor relations. From 1998 to 2002 Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital,

and founded JSB Partners, both firms that provided banking and advisory services to biopharmaceutical companies. From 1990-1996 Mr. Bate served in the positions of Vice President and Chief Financial Officer and Vice President, Marketing and Sales, at Biogen Idec Inc. Mr. Bate is also a member of the Board of Directors of Cubist Pharmaceuticals, Inc. Mr. Bate received his B.A. degree in chemistry from Williams College, and earned his MBA from the Wharton School of the University of Pennsylvania.

Also on March 20, 2006, NitroMed entered into Employment Offer Letters with each of Dr. Karabelas and Mr. Bate. Additional information regarding the terms of Dr. Karabelas’ and Mr. Bate’s Employment Offer Letters are incorporated herein by reference to “Item 1.01 - Entry into a Material Definitive Agreement - Employment Offer Letters” of this Current Report on
Form 8-K.

Item 8.01. Other Events

On March 21, 2006 NitroMed issued a press release announcing the hiring of Argeris Karabelas, Ph.D. as NitroMed’s Chief Executive Officer and President, and the hiring of Kenneth M. Bate as NitroMed’s Chief Operating Officer and Chief Financial Officer. The press release further discussed the departure of Dr. Michael D. Loberg, NitroMed’s former Chief Executive Officer and President, and the departure of Dr. Lawrence E. Bloch, as NitroMed’s former Chief Financial Officer and Chief Business Officer. The full text of NitroMed’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: March 23, 2006	By:	/s/ James G. Ham III

James Ham III Vice President of Finance

Exhibit Index.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Offer Letter dated March 20, 2006 between NitroMed, Inc and Argeris Karabelas, Ph.D.
10.2	Employment Offer Letter dated March 20, 2006 between NitroMed, Inc and Kenneth M. Bate.
99.1	Press Release of NitroMed, Inc. dated March 20, 2006.